Exhibit 99.1

Media Inquiries:	Investor Inquiries:
William J. Rudolph, Jr.	Michael A. Hajost
(610) 208 -3892	(610) 208-3476
wrudolph@cartech.com	mhajost@cartech.com

Carpenter Appoints Haniford to Lead SAO Organization

New Senior VP Will Combine and Lead Commercial and Operations Functions

WYOMISSING, Pa. (June 22, 2015) — Carpenter Technology Corporation (NYSE:CRS) announced today that Joseph (Joe) E. Haniford has been named Senior Vice President, Specialty Alloys Operations (SAO), effective Monday, July 13.  Mr. Haniford will provide executive leadership to a newly integrated SAO organization which has historically consisted of two functional structures — Commercial and Operations. He brings to Carpenter extensive leadership skills developed throughout his career which include shop floor experience as an engineer and maintenance superintendent, to ever-increasing roles in domestic and international businesses including multi-plant management, sales, marketing, and P&L roles. He has a proven track record of generating customer and shareholder value in distinct businesses serving the aerospace, transportation, industrial and metals markets.

SAO has approximately 3,800 domestic and international employees and accounts for $2 billion in annual revenue.

Andrew T. Ziolkowski, current Senior Vice President – Commercial SAO, will depart the organization on December 31, 2015.  David L. Strobel, current Senior Vice President – Global Operations, has been named Senior VP & Chief Technology Officer, effective July 13, 2015.

Joe joins us from EnTrans International where he was responsible for all operations as the company’s Chief Operating Officer (COO) and was a member of the Board of Directors. With operations across six countries and 2,600 employees, EnTrans provides trailers and oil field fracking equipment for the Transportation and Oil & Gas markets.

Prior to EnTrans International, Joe worked for Alcoa, Inc. for more than 30 years in various executive leadership positions and had P&L accountability for multiple businesses during his career, most recently within the Alcoa Power and Propulsion business unit. As Vice President and General Manager of the $1 billon global Aerospace Airfoil business, Joe achieved major improvements in safety, customer satisfaction, market growth, operational excellence, and bottom line financial results. Prior to that, Joe spent six years as President of Alcoa’s Howmet Aluminum Castings, and he was Vice President and General Manager of the Forged & Cast Products business.  He also spent numerous years with Alcoa Rigid Packaging where he held positions as Vice President and General Manager — Tennessee Operations, Vice President Sales and Manufacturing Director - Tennessee & Warrick Operations, and General Manager of Kaal Australia, a joint venture between Alcoa Inc. and Kobe Steel.

Joe earned his Bachelor of Science degree in Mechanical Engineering from Rose-Hulman Institute of Technology, located in Terre Haute, IN.

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Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to risks, uncertainties and other factors that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter’s filings with the Securities and Exchange Commission including its annual report on Form 10-K for the year ended June 30, 2014, Form 10-Q for the quarters ended September 30, 2014, December 31, 2014, and March 31, 2015, and the exhibits attached to those filings. They include, but are not limited to, statements regarding growth, profitability, revenues, strategic goals, mix costs, and targeted financial performance. Any of these factors could have an adverse and/or fluctuating effect on Carpenter’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements.